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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 28, 1994, except for note A, as to which the date is January 28, 1995, accompanying the consolidated financial statements and schedules of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc.) and Subsidiaries and our report dated January 28, 1995 accompanying the financial statements of Independent National Mortgage Corporation (formerly Countrywide Mortgage Conduit, Inc.), both appearing in the Annual Report of CWM Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1993, as amended, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption 'Experts.'



                                          GRANT THORNTON LLP



Los Angeles, California
February 1, 1995